Exhibit 4.15

                                     NOTE


 $250.000.00                                               September.30, 1999

      FOR VALUE RECEIVED, the undersigned, WINTERSTONE MANAGEMENT, INC., a Texas corporation (the "Maker"), hereby promises to pay to the order of ZION CAPITAL, INC., a Nevada corporation ("Lender"), at its offices located at 3773 Howard Hughes Blvd., Suite 300 North, Las Vegas, Nevada 89109, or at such other location as Lender may designate to Maker in writing, on or prior to September ___, 2000, in lawful money of the United States of America, the principal sum of TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($250,000.00) or so much thereof as may be advanced and outstanding hereunder, together with interest as hereinafter described.

      This Note (this "Note") evidences the Term Loan made pursuant to, and has been executed and delivered under, and is subject to the terms of, the Loan Agreement of even date herewith (as the same may be amended, modified or supplemented from time to time, the "Loan Agreement"), between Maker and Lender, and is the "Note" referred to therein. Unless otherwise defined herein, each capitalized term used herein has the meaning given to such term in the Loan Agreement. Reference is made to the Loan Agreement for provisions affecting this Note regarding payments and prepayments, acceleration of maturity, exercise of rights, payment of attorneys' fees, court costs, and other costs of collection, certain waivers by Maker and others now or hereafter obligated for payment of any sums due hereunder, and security for the payment hereof.

      Subject to the terms of, and as set forth in and calculated in accordance with, the Loan Agreement, the unpaid principal balance from day to day outstanding hereunder shall bear interest at a rate per annum equal to the Fixed Rate. Accrued and unpaid interest on the outstanding principal balance hereof shall be due and payable on the last day of each month, commencing October 3], 1999, and at maturity. All past due principal and interest shall bear interest at the Default Rate. The entire outstanding principal balance hereof shall bear interest at the Default Rate during the continuance of any Event of Default. Interest payable at the Default Rate shall be payable from time to time on demand.

      This Note is entitled to the benefits of the Loan Documents.

      The Maker and each surety, guarantor, endorser, and other party ever liable for payment of any sums of money payable on this Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind, except any notice and grace periods provided in the Loan Agreement, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

      THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS NOTE IS PERFORMABLE IN LAS VEGAS, NEVADA.

      THIS NOTE AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED BY MAKER IN CONNECTION WITH THE INDEBTEDNESS EVIDENCED BY THIS NOTE EMBODY THE FINAL, ENTIRE AGREEMENT OF BORROWER AND LENDER WITH RESPECT TO THE INDEBTEDNESS EVIDENCED BY THIS NOTE AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE INDEBTEDNESS EVIDENCED BY THIS NOTE AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF BORROWER AND LENDER THERE ARE NO ORAL AGREEMENTS BETWEEN BORROWER AND LENDER.


      Executed and delivered on the date first written above.


                                       BORROWER:

                                       WINTERSTONE MANAGEMENT, INC.


                                       By:    /s/
                                          -------------------------------
                                         Name: __________________________

                                         Title:__________________________